Subsidiaries of Schneider National, Inc.

1.	4488 International Holding Company Limited, a West Indies limited company (Barbados)

2.	Bulk Fleet Operator, LLC, a Wisconsin limited liability company

3.	Dedicated Fleet Operator, LLC, a Wisconsin limited liability company

4.	Dray Fleet Operator National, LLC, a Wisconsin limited liability company

5.	Dray Fleet Operator West, LLC, a Wisconsin limited liability company

6.	Fleet Operator Master, Inc., a Wisconsin corporation

7.	INS Insurance, Inc., a Vermont corporation, a Wisconsin limited liability company

8.	Intermodal Fleet Operator, LLC

9.	Lodeso Inc., a Michigan corporation

10.	Schneider Enterprise Resources, LLC, a Wisconsin limited liability company

11.	Schneider Finance, Inc., a Wisconsin corporation

12.	Schneider IEP, Inc., a Wisconsin corporation

13.	Schneider International Operations, LLC, a Wisconsin limited liability company

14.	Schneider Leasing de Mexico S. de R.L de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable

15.	Schneider Logistics (Tianjin) Co., Ltd., a Chinese limited company

16.	Schneider Logistics Canada, Ltd., a Canadian limited company (Ontario)

17.	Schneider Logistics Transloading and Distribution, Inc., a Wisconsin corporation

18.	Schneider Logistics Transportation, Inc., a Louisiana corporation

19.	Schneider Logistics, Inc., a Wisconsin corporation

20.	Schneider National Bulk Carriers, Inc., a Louisiana corporation

21.	Schneider National Carriers, Inc., a Nevada corporation

22.	Schneider National Carriers, Ltd., a Canadian limited company (Ontario)

23.	Schneider National de Mexico, S.A. de C.V., a Mexican Sociedad Anónima de Capital Variable

24.	Schneider National Leasing, Inc., a Nevada corporation

25.	Schneider Receivables Corporation, a Delaware limited liability company

26.	Schneider Resources, Inc., a Wisconsin corporation

27.	Schneider Specialized Carriers, Inc., a North Dakota corporation

28.	Schneider TECH Ventures LLC, a Wisconsin limited liability company

29.	Schneider Transport, Inc., a Wisconsin corporation

30.	VTL Illinois Fleet Operator, LLC, a Wisconsin limited liability company

31.	VTL National Fleet Operator, LLC, a Wisconsin limited liability company

32.	VTL New Jersey Fleet Operator, LLC, a Wisconsin limited liability company

33.	VTL New York Fleet Operator, LLC, a Wisconsin limited liability company

34.	VTL West Fleet Operator, LLC, a Nevada limited liability company

35.	Watkins and Shepard Leasing LLC, a Montana limited liability company

36.	Watkins and Shepard Trucking, Inc., a Montana corporation